UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012
___________

FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On August 15, 2012, First National Corporation (the “Company”) provided updated information regarding beneficial ownership of the Company’s common stock, which had been previously filed on April 6, 2012 as part of the Company’s Proxy Statement for its 2012 Annual Meeting of Shareholders.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners and Directors and Executive Officers

The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Company as of August 10, 2012 by (i) each director of the Company, (ii) named executive officers and (iii) all directors and executive officers as a group.  Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time, plus shares held in certain trust relationships that may be deemed to be beneficially owned by the nominees under the rules and regulations of the SEC; however, the inclusion of such shares does not constitute an admission of beneficial ownership.

The address for each of the executive officers and directors is First National Corporation, 112 West King Street, Strasburg, Virginia 22657. The address of the shareholder of record who beneficially owns five percent or more of the Company’s common stock are listed below its respective name in the following table.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (%)

Douglas C. Arthur	22,409	(2)	*
M. Shane Bell	6,355		*
Marshall J. Beverley, Jr.	13,250		*
Byron A. Brill	64,315	(2)	1.31%
Elizabeth H. Cottrell	10,296		*
James A. Davis	14,611	(2)	*
Dennis A. Dysart	136,722	(3)	2.79%
Christopher E. French	65,672	(2)(4)	1.34%
Scott C. Harvard	26,100		*
John K. Marlow	46,851	(2)	*
W. Allen Nicholls	14,370		*
Henry L. Shirkey	3,382		*
Gerald F. Smith, Jr.	653,603	(2)	13.33%
James R. Wilkins, III	346,164	(2)	7.06%
All executive officers and directors as a group (16 persons)	1,417,289	(2)(3)	28.91%

* Indicates that holdings amount to less than 1% of the issued and outstanding Common Stock.

(1)
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.  There were no shares for which any director had the right to acquire beneficial ownership within 60 days.

(2)
Amounts presented include shares of Common Stock that the individuals beneficially own indirectly through family members and affiliated companies and other entities, as follows: Mr. Arthur, 268; Dr. Brill, 13,609; Dr. Davis, 4,776; Mr. French, 47,765; Mr. Marlow, 29,081; Mr. Smith, 10,200; and Mr. Wilkins, 106,648.

(3)
Amounts presented include 127,012 shares of Common Stock held in the First National Corporation Employee Stock Ownership Plan and Trust (the “ESOP”).  Mr. Dysart serves as Plan Administrator for the ESOP with the power to direct the voting and disposition of such shares.

(4)	Amount presented include 8,715 shares owned directly by Mr. French’s spouse for which he has disclaimed Beneficial Ownership.

 Stock Ownership of Certain Beneficial Owners

The following table sets forth, as of August 10, 2012, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the outstanding shares of Common Stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Gerald F. Smith, Jr. 549 Merrimans Lane Winchester, Virginia 22601	653,603 (1)	13.33%
James R. Wilkins, III 1016 Lake St. Clair Drive Winchester, Virginia 22603	346,164 (2)	7.06%
Banc Fund VI L.P. Banc Fund VII L.P. 20 North Wacker Drive Chicago, Illinois 60606	343,324 (3)	7.00%

(1)	Amounts presented include 10,200 shares of Common Stock that Mr. Smith beneficially owns indirectly through family members.

(2)	Amounts presented include 106,648 shares of Common Stock that Mr. Wilkins beneficially owns indirectly through family members and affiliated companies.

(3)
Amounts presented include 343,324 shares beneficially owned by Banc Fund VI L.P. and Banc Fund VII L.P., for which the Banc Funds Company LLC as the investment manager has sole voting and dispositive power.

  SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION
(Registrant)

Date: August 15, 2012	By:	/s/ M. Shane Bell
M. Shane Bell
Executive Vice President
and Chief Financial Officer